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                                    Name:    Srotnac Group, LLC

                                    Address: P.O. Box 473
                                             Babylon, N.Y. 11702

                                                  Date: 6/6/98

First Liberty Investment Group, Inc.
615 Chestnut Street
Philadelphia, Pennsylvania 19106

               Re: Proflight Medical Response, Inc.
                   Lockup Agreement

Dear Sir or Madam:

        The undersigned is an officer, director, and/or securityholder of Proflight Medical Response, Inc. (the"Company").

        1. The undersigned represents and warrants to you that the undersigned does not own or have the right or option to acquire any securities of the Company, whether from the Company or any other person, except as set forth below.

        2. The undersigned understands that the Company has filed a registration statement (the "Registration Statement") on Form SB-2 with the Securities and Exchange Commission (Registration No. 333-27197) with respect to the sale by the Company of 1,019,200 shares of Common Stock and 1,019,200 Warrants (the "Securities"). Such Securities and any other securities of the Company sold pursuant to the Registration Statement, either in addition to or in lieu of such Securities, are referred to herein as the "Offered Securities." The undersigned further understands that the Company and First Liberty Investment Group, Inc. (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with the initial public offering of the Securities (the "Public Offering").

        3. In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that the undersigned will not, without the prior consent of the Underwriter, during the twenty-four (24) month period immediately following the effective date (the "Effective Date") of the




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           Registration Statement, offer, pledge, sell (which term includes a short sale against the box), contract to sell, grant an option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, or any securities convertible or exchangeable into securities of the Company (e.g., warrants, options, convertible notes or convertible preferred stock) ("Derivative Securities"), owned by the undersigned as of the Effective Date.

        The number of shares of Common Stock and Derivative Securities to which this Agreement relates is set forth below.

                                                  Very truly yours,

                                                   /s/ Srotnac Group LLC
                                                       by Steven Cantor, Member
                                                  ------------------------------
                                                  Signature


                                                       Srotnac Group LLC
                                                       by Steven Cantor, Member
                                                  ------------------------------
                                                  Printed Name of Securityholder

                            North Shore Financial MP Plan FBO Richard Banach

                                                  ------------------------------
                                                  Title (if applicable)


                                                  102 Glen Cove Dr.
                                                  ------------------------------

                                                  Glen Head, NY 11545
                                                  ------------------------------

                                                  ------------------------------
                                                  Address

Number of shares of Common Stock owned: 367,000 Shares (Post Split) Number and type of Derivative Securities owned: 0;
             Warrants/Options/Other: 0.


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